SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report: (Date of earliest event reported) October 13, 1999



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                          1-3247               16-0393470
(State or other jurisdiction      (Commission          (I.R.S. Employer
of incorporation)                 File Number)         Identification No.)



One Riverfront Plaza, Corning, New York                14831
(Address of principal executive offices)               (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.


Item 7.   Financial Statements.


Exhibits:

The Registrant's press release of October 13, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              CORNING INCORPORATED
                              Registrant



Date:  October 13, 1999       By /s/    KATHERINE A. ASBECK
                                        Katherine A. Asbeck
                                        Vice President and Controller

IMMEDIATE RELEASE                                   Media Contact:
                                                    Robert W. DeMallie
                                                    (607) 974-8778
                                                    demallierw@corning.com




               Corning Third-Quarter Earnings Up Across the Board


     CORNING, N.Y., Oct. 13, 1999 Corning Incorporated (NYSE:GLW), the world's leading supplier of optical fiber, reported strong third-quarter results in all three of its business segments. Net earnings totaled $0.54 per share, an increase of 23% compared with earnings of $0.44 per share in 1998. Net income for the third quarter of 1999 totaled $133.3 million, an increase of 28% compared with $104.4 million in 1998.
     Commenting on the quarter, Corning Chairman and Chief Executive Officer, Roger G. Ackerman, said, "We continue to achieve across-the-board growth and are particularly pleased to see both our established businesses and new businesses showing strength."
     Third-quarter sales were just over $1.1 billion, an increase of 25% compared with 1998 third-quarter sales of $906.5 million. Excluding the impact of acquisitions, sales increased 17%. Sales of optical fiber remained strong, with demand for the company's LEAFr optical fiber tripling in the quarter over the same period last year. Sales of optical amplifiers used in communication networks drove sales up nearly 50% in the company's photonic technologies business. Demand for liquid crystal display glass used in computer monitors, semiconductor materials used in the manufacture of integrated circuits, and substrates used in catalytic converters also contributed to the quarter's growth.
     Equity earnings more than doubled in the quarter due primarily to excellent performance at both Samsung Corning Company, Ltd. and Samsung Corning Precision Glass Company, Ltd.
     Ackerman said, "Performance in the first three quarters of 1999 has been very strong. The positive momentum we have seen gives us confidence that we will achieve earnings growth of 20% for the full year."



                                     (more)

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     Established in 1851, Corning Incorporated creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning's revenues in 1998 were $3.5 billion. More information on the company is available at www.corning.com.

                                      -30-

Investor Relations Contact:
Katherine M. Dietz
(607) 974-8217
dietzkm@corning.com

Forward-Looking and Cautionary Statements

     Except for historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the company's filing with the Securities and Exchange Commission.

Corning Incorporated and Subsidiary Companies
Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

                                 Nine Months Ended    Three Months Ended
                                     Sept. 30,            Sept. 30,
                               --------------------  --------------------
                                  1999      1998       1999       1998
                               ---------  ---------  --------- ---------
Revenues
 Net sales                     $3,048.8   $2,557.2   $1,136.6  $ 906.5
 Royalty, interest, and
   dividend income                 29.6       32.9        8.5     11.8
 Non-operating gain                30.0       20.5       30.0
                               --------   --------   --------  -------
                                3,108.4    2,610.6    1,175.1    918.3

Deductions
 Cost of sales                  1,861.6    1,583.4      696.7    546.2
 Selling, general and
   administrative expenses        428.4      352.1      155.5    112.6
 Research, development and
   engineering expenses           260.9      213.8       96.5     71.6
 Provision for impairment
   and restructuring               15.5       84.6       15.5
 Amortization of purchased
   intangibles                     15.9       11.8        5.6      3.9
 Interest expense                  56.1       43.8       22.6     11.3
 Other, net                        32.5       40.4       11.9     10.7
                               --------   --------   --------  -------

Income from continuing
  operations before taxes
  on income                       437.5      280.7      170.8    162.0
Taxes on income from
  continuing operations           132.4       84.1       51.1     49.2
                               --------   --------   --------  -------

Income from continuing
  operations before minority
  interest and equity earnings    305.1      196.6      119.7    112.8
Minority interest in earnings
  of subsidiaries                 (46.1)     (38.6)     (18.6)   (20.3)
Dividends on convertible
  preferred securities of
  subsidiary                       (2.3)     (10.3)               (3.4)
Equity in earnings of
  associated companies             84.9       75.5       32.2     15.3
                               --------   --------   --------  -------

Income from continuing
  operations                      341.6      223.2      133.3    104.4
Income from discontinued
  operations, net of taxes                    66.5
                               --------   --------   --------  -------

Net Income                     $  341.6   $  289.7   $  133.3  $ 104.4
                               ========   ========   ========  =======

Basic Earnings Per Share
 Continuing operations         $   1.42   $   0.97   $   0.55  $  0.45
 Discontinued operations                      0.29
                               --------   --------   --------  -------
Net Income                     $   1.42   $   1.26   $   0.55  $  0.45
                               ========   ========   ========  =======

Diluted Earnings Per Share
 Continuing operations         $   1.39   $    0.95  $    0.54  $  0.44
 Discontinued operations                       0.28
                               --------   ---------  ---------  -------
Net Income                     $   1.39   $    1.23  $    0.54  $  0.44
                               ========   =========  =========  =======

Dividends Declared             $   0.54   $    0.54  $    0.18  $  0.18
                               ========   =========  =========  =======

Shares used in computing
  earnings per share
   Basic earnings per share       239.7       229.7      243.0    229.5
                               ========   =========  =========  =======
   Diluted earnings per share     247.2       243.9      248.3    242.2
                               ========   =========  =========  =======

The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Condensed Consolidated Balance Sheets
(Unaudited; in millions)

                                      Sept. 30, 1999  Dec. 31, 1998
                                      --------------   -------------
        Assets

Current Assets
  Cash and short-term investments        $   101.5       $    45.4
  Accounts receivable, net                   768.4           636.0
  Inventories                                550.6           458.7
  Deferred taxes on income and
     other current assets                    211.5           170.2
                                         ---------       ---------
       Total current assets                1,632.0         1,310.3

Investments                                  451.8           366.2

Plant and equipment, net                   2,909.9         2,684.9

Goodwill and other intangible
  assets, net                                344.5           309.7

Other assets                                 335.6           310.8
                                         ---------       ---------

Total Assets                             $ 5,673.8       $ 4,981.9
                                         =========       =========

Liabilities and Shareholders' Equity

Current Liabilities
  Loans payable                          $   297.8       $   204.6
  Accounts payable                           283.8           291.7
  Other accrued liabilities                  637.1           578.4
                                         ---------       ---------
       Total current liabilities           1,218.7         1,074.7

Other liabilities                            690.1           674.1
Loans payable beyond one year              1,287.6           998.3
Minority interest in subsidiary
  companies                                  361.4           346.1
Convertible preferred securities
  of subsidiary                                              365.2
Convertible preferred stock                   15.2            17.9
Common shareholders' equity                2,100.8         1,505.6
                                         ---------       ---------

Total Liabilities and
  Shareholders' Equity                   $ 5,673.8       $ 4,981.9
                                         =========       =========

The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Notes to Consolidated Financial Statements
Quarter 3, 1999


(1) Information about the performance of Corning's three operating segments for the third quarter and first nine months of 1999 and 1998 are below. These amounts do not include revenues, expenses and equity earnings not specifically identifiable to segments.

                                      Nine months ended  Three months ended
                                          Sept. 30,          Sept. 30,
                                      ------------------- ----------------
                                        1999      1998     1999     1998
                                      --------- --------- -------- -------
     Telecommunications
     Net sales                        $1,766.0  $1,312.4  $  694.7  $483.8
     Research, development and
       engineering expenses           $  175.8  $  136.5  $   67.6  $ 46.7
     Income from continuing
       operations before minority
       interest and equity earnings   $  190.3  $  166.6  $   75.5  $ 78.9
         Minority interest in
          earnings of subsidiaries       (20.4)    (30.4)     (7.5)  (12.5)
         Equity in earnings of
          associated companies            12.3      14.4       4.9     1.5
                                      --------  --------  --------  ------
     Segment net income (1)           $  182.2  $  150.6  $   72.9  $ 67.9
                                      ========  ========  ========  ======

     Advanced Materials
     Net sales                        $  774.5  $  767.7  $  257.7  $247.7
     Research, development and
       engineering expenses           $   68.8  $   60.3  $   23.7  $ 19.8
     Income from continuing
       operations before minority
       interest and equity earnings   $   71.6  $   55.7  $   23.5  $ 17.0
         Minority interest in
          earnings of subsidiaries                   0.3
         Equity in earnings of
          associated companies            13.7      11.2       6.1     3.7
                                      --------  --------  --------  ------
     Segment net income (2)           $   85.3  $   67.2  $   29.6  $ 20.7
                                      ========  ========  ========  ======

     Information Display
     Net sales                        $  490.4  $  459.3  $  178.7  $169.8
     Research, development and
       engineering expenses           $   16.4  $   16.9  $    5.3  $  5.0
     Income from continuing
       operations before minority
       interest and equity earnings   $   40.1  $   15.3  $   13.0  $ 17.5
         Minority interest in
          earnings of subsidiaries       (16.2)    (12.2)     (1.6)   (7.8)
         Equity in earnings of
          associated companies            52.9      40.5      18.3     6.6
                                      --------  --------  --------  ------
     Segment net income               $   76.8  $   43.6  $   29.7  $ 16.3
                                      ========  ========  ========  ======

     Total segments
     Net sales                        $3,030.9  $2,539.4  $1,131.1  $901.3
     Research, development and
       engineering expenses           $  261.0  $  213.7  $   96.6  $ 71.5
     Income from continuing
       operations before minority
       interest and equity earnings   $  302.0  $  237.6  $  112.0  $113.4
         Minority interest in
          earnings of subsidiaries       (36.6)    (42.3)     (9.1)  (20.3)
         Equity in earnings of
          associated companies            78.9      66.1      29.3    11.8
                                      --------  --------  --------  ------
     Segment net income (1) (2)       $  344.3  $  261.4  $  132.2  $104.9
                                      ========  ========  ========  ======

     (1)  Does not include a non-operating gain described in Footnote 4.
     (2)  Does not include an impairment charge described in Footnote 5.

(2) Depreciation and amortization charged to continuing operations during the third quarter year-to-date 1999 and 1998 totaled $281 million and $233 million, respectively.

(3) Corning's effective tax rate for continuing operations, excluding the impact of special items, was 29.2% and 30.0% for the third quarter and year-to-date 1999, respectively, and 30.4% and 31.5% for the same periods in 1998. The lower 1999 rates are due to a higher percentage of Corning's earnings resulting from consolidated entities with lower effective tax rates.

(4) During the third quarter of 1999, Corning sold Republic Wire and Cable, a manufacturer of elevator cables and a subsidiary of Siecor Corporation, for approximately $52 million in cash and short-term notes. Corning recorded a non-operating gain of $30 million ($9.5 million after tax and minority interest) or $0.04 per share as a result of this transaction.

(5) In the third quarter of 1999, Corning recognized an impairment loss of $15.5 million pretax ($10.0 million after tax), or $0.04 per share, in connection with management's decision to sell or dispose of certain assets within the Advanced Materials segment. The impairment loss reduces Corning's investment in these assets to an amount equal to management's current estimate of fair value.

(6) During the third quarter of 1999, Corning acquired the 21% interest in Corning Japan KK it did not own for cash consideration of approximately $32 million. The excess purchase price over the fair value of the net assets acquired, accounted for as goodwill, was approximately $18 million and is being amortized over 20 years. Corning Japan KK produces flat panel display glass within the Information Display Segment, and will continue to be consolidated within Corning's operating results.

(7) On April 30, 1999, Corning acquired BICC's telecommunications cable business and the 50 percent equity interest in Optical Waveguides Australia, Pty. Ltd. it did not already own for cash consideration of approximately $135 million. The excess purchase price over the fair value of the net assets acquired, accounted for as goodwill and other intangible assets, was approximately $30 million and is being amortized over periods ranging from 5 to 25 years.

(8) During the first quarter of 1999, Corning issued $300 million of debt securities under a shelf registration agreement previously filed with the Securities and Exchange Commission. This issuance consisted of $150 million of notes with a 6.30% coupon due in 2009, and $150 million of debentures with a 6.85% coupon due in 2029. The proceeds from these borrowings will be used for the repayment of short and long-term debt, working capital, capital spending and acquisitions.

(9) During the first quarter of 1999, Corning Delaware L.P., a special purpose limited partnership in which Corning is the sole general partner, called for the redemption of all Convertible Monthly Income Preferred Securities (MIPS). The MIPS were guaranteed by Corning and convertible into Corning common stock at a rate of 1.534 shares of Corning common stock for each MIPS. As of March 31, 1999, all of the MIPS were converted into 11.5 million shares of Corning common stock. The conversion will cause Corning's reported income to increase in comparison to 1998, but will have no impact on Corning's diluted earnings per share.

(10) Dow Corning and the Committee of Tort Claimants, one of Dow Corning's Chapter 11 creditor committees, filed with the United States Bankruptcy Court a joint plan of reorganization on November 9, 1998 (the Joint Plan). In the first half of 1999, the Joint Plan received a favorable vote from nearly all of the creditor classes, although four creditor classes did not support the Plan and certain groups of creditors have opposed the Plan. Beginning on June 28, 1999, the Bankruptcy Court conducted ten days of hearings on the application by Dow Corning and the Committee of Tort Claimants to confirm the Joint Plan. The hearings concluded with oral arguments on July 30, 1999. Post-hearing briefing was completed by mid-September 1999. The parties are awaiting the decision of the Bankruptcy Court. The determinations to be made by the Bankruptcy Court are likely to be subject to further review in the District Court for the Eastern District of Michigan and further appeals are possible. The recent developments tend to increase the probability that Dow Corning will successfully emerge from Chapter 11 proceedings, but the timing and eventual outcome of these proceedings remain uncertain.



                                     - 30 -